                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported):  April 7, 1999
                            APPLIED IMAGING CORP
           (Exact name of registrant as specified in its charter)

      Delaware                         0-21371                  77-0120490
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
   of incorporation)                                        Identification No.)

               2380 Walsh Avenue, Bldg. B Santa Clara, CA  95051
                    (Address of principal executive offices)
                                 (408) 562-0250
              (Registrant's telephone number, including area code)
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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On April 7, 1999, the Board of Director's Audit Committee approved to (i) engage PricewaterhouseCoopers LLP as the independent accountants for Applied Imaging Corp. and (ii) dismiss KPMG LLP as such independent accountants.

During the two fiscal years ended December 31, 1997 and December 31, 1998 and the subsequent interim period through April 7, 1999, (i) there were no disagreements with KPMG LLP on any matter on accounting principles, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) KPMG LLP has not advised the registrant of any event specified in paragraphs (A) through (D) of Regulation S-K Item 304 (a) (1) (V).

The accountants' report of KPMG LLP on the consolidated financial statements of Applied Imaging Corp. and subsidiaries as of and for the years ended December 31, 1998 and December 31, 1997 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
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               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Applied Imaging Corp.



DATED: 04/13/1999                   By: /S/ Jack Goldstein
                                    ----------------------

                                        Jack Goldstein
                                    Chief Executive Officer